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Exhibit 99.1

McorpCX, Inc. Provides First Quarter 2016 Corporate Update

San Francisco, CA, May 13, 2016 (ACCESSWIRE) -- Customer experience solutions company McorpCX, Inc. (TSXV: MCX, OTCQB:MCCX) (the "Company") today provided a business update and reported financial results for the three months ended March 31, 2016.

"We are pleased to report that McorpCX has had a great start to 2016, delivering against several key milestones as we continue to develop software tools for the many companies focused on better understanding - and radically improving - their customers' experience," said Michael Hinshaw, McorpCX President and CEO.

"During Q1 2016, our primary areas of investment are in product development, and sales and marketing activities. We currently anticipate our investments in professional sales and development staff to continue in the near-term, supporting our transition to a software-first business. While we expect consulting will continue to be important to near-term revenue, we continue to expand our CX software offerings." concluded Mr. Hinshaw.

First Quarter 2016 Corporate Highlights:

▪	Q1 2016 was a transitional quarter for the Company as it continued the process of migrating our business model from consulting services to a Software-as-a-Service (SaaS) subscription fee model.

▪	As of March 31, 2016, the Company had successfully delivered certain features and functionality of its Touchpoint Mapping® On-Demand software product to several clients.

▪	The Company achieved a significant milestone during the quarter with the completion of a $2,745,000 private placement in connection with the listing of our shares on the TSX Venture Exchange.

▪	As a result of this financing and listing, the Company's cash position increased to $2.80 million as at March 31, 2016.

The Company plans to use its cash and working capital position in order to engage additional sales and marketing staff to secure material stand-alone sales commitments for its Touchpoint Mapping® On-Demand software product.

"We appreciate that our investors continue to support our vision," stated Barry MacNeil, Company CFO. "The funds we received in the private placement give us the opportunity to execute on our business plan to increase sales and marketing efforts, while expanding development of the Software-as-a-Service (SaaS) solutions our clients are asking for."

For a complete discussion of the Company's financial condition and operating results, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our audited and unaudited financial statements and the accompanying notes in our Form 10-Q for the three month ending March 31, 2016 and our Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on EDGAR and with Canadian securities regulators on SEDAR.

About McorpCX

McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations since 2002. Touchpoint Mapping® - our signature product and approach to quantifying customer experience - has driven significant business results for some of the world's leading companies, automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand "Voice-of-the-Customer" insights to dramatically improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries. Visit the company online at http://mcorp.cx however, information on our website is not part of this press release.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Media:  Denise Marshall at +1-415-526-2655, Ext. 706

Investors: Chris Beltgens at +1-604-282-6372

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. Forward-looking statements include statements relating to the Company's business. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future pricing of the Company's products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company's products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company's ability to complete any future required financing and the Company's dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.